Exhibit 99.1

Morgan Stanley

For Immediate Release

Invesco and Morgan Stanley Announce

Pricing of Secondary Common Stock Offering

ATLANTA and NEW YORK, November 10, 2010 — Invesco Ltd. (NYSE: IVZ) and Morgan Stanley (NYSE: MS) today announced the pricing of 30,891,439 shares of Invesco’s common stock held by an affiliate of Morgan Stanley.  The underwriter has agreed to purchase the Invesco common stock from the selling stockholder at a price of $21.48 per share, which will result in $664 million of proceeds to the selling stockholder.  The underwriter may offer the common stock from time to time in one or more transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.  Invesco will not receive any proceeds from the offering.

Morgan Stanley & Co. Incorporated is acting as sole book-running manager and underwriter for the offering.  Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement (including a prospectus) on file with the Securities and Exchange Commission, and a prospectus supplement relating to the offering will be filed by Invesco with the Securities and Exchange Commission.  Copies of the prospectus supplement and the accompanying base prospectus relating to the offering may be obtained by mail from Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by phone at 866-718-1649.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Invesco

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives.  By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ.

About Morgan Stanley

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services.  The Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1,300 offices in 42 countries.

Investor Relations Contact:

Invesco:
Investor Relations Contact:  Jordan Krugman, 404.439.4605
Media Relations contact:  Doug Kidd, 404.479.2922

Morgan Stanley:
Media Relations Contact:  Mark Lake, 212.761.2430
Investor Relations Contact:  Celeste Mellet Brown, 212.761.3896

Forward-Looking Statements

This release may include “forward-looking statements.”  Forward-looking statements include information concerning future results of operations, expenses, earnings, synergies and cost savings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and debt of Invesco or Morgan Stanley, as well as their respective ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of their respective products and other aspects of their businesses or general economic conditions.  Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.  Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions, and may be affected by events beyond the control of Invesco or Morgan Stanley.  There can be no assurance that actual results will not differ materially from our expectations.  Both Invesco and Morgan Stanley caution investors not to rely unduly on any forward-looking statements, which speak only as of the date on which they are made and reflect current estimates, projections and expectations, and urge you to carefully consider the risks described in their most recent respective Forms 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission.  You may obtain these reports from the SEC’s web site at www.sec.gov.  Each of Invesco and Morgan Stanley expressly disclaims any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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